As filed with the Securities and Exchange Commission on June 12, 2012

Registration No. 333-143840

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO FORM SB-2

ON FORM S-1

REGISTRATION STATEMENT NO. 333-143840

Under

THE SECURITIES ACT OF 1933

Touchmark Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Georgia	20-8746061
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3651 Old Milton Parkway

Alpharetta, Georgia 30005

(770) 407-6700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert C. Schwartz, Esq.

1230 Peachtree Street, NE

Suite 3100, Promenade II

Atlanta, Georgia 30309

(404) 815-3758

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 (this “Post Effective Amendment”) relates to the following Registration Statement of Touchmark Bancshares, Inc., a Georgia corporation (the “Company”) on Form SB-2 (the “Registration Statement”):

•                  Registration Statement No. 333-143840, declared effective by the Securities and Exchange Commission (the “Commission”) on August 31, 2007, registering an aggregate of 4,638,750 shares of common stock (including 482,500 shares underlying the warrants) and 482,500 warrants.

The Company, by the filing of Post-Effective Amendment No. 2 to the Registration Statement on September 17, 2008 (declared effective by the Commission on September 23, 2008), previously deregistered 695,859 shares of common stock covered by the Registration Statement that remained unsold in the offering covered thereby. Post-Effective Amendment No. 2 may be deemed not to have de-registered 10,000 unsold warrants (the “Unsold Warrants”) covered by the Registration Statement.

The Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement. Accordingly, the Company is filing this Post-Effective Amendment as to Registration Statement No. 333-143840 pursuant to Rule 478 under the Securities Act of 1933, as amended, to hereby terminate the effectiveness of the Registration Statement, and, in accordance with the undertakings of the Company in Part II of the Registration Statement, to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, hereby removes from registration any and all securities registered but unsold (including the Unsold Warrants) under the Registration Statement as of the date hereof.

Signature(s)

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 3 on Form S-1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of Alpharetta, State of Georgia, on June 7, 2012.

Touchmark Bancshares, Inc.

By:	/s/ Pin Pin Chau
Pin Pin Chau
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the date indicted.

Name	Title	Date

/s/ Pin Pin Chau	Chief Executive Officer,	June 7, 2012
Pin Pin Chau	President; Director
(principal executive officer)

/s/ Jorge L. Forment	Chief Financial Officer	June 7, 2012
Jorge L. Forment	(principal financial officer)
(principal accounting officer)

/s/ William Crosby	Director	June 7, 2012
William Crosby

/s/ Yuling R. Hayter	Director	June 7, 2012
Yuling R. Hayter

/s/ Sudhirkumar C. Patel	Director	June 7, 2012
Sudhirkumar C. Patel

/s/ Mukund C. Raja	Director	June 7, 2012
Mukund C. Raja

/s/ Jayendrakumar J. Shah	Chairman of the Board	June 7, 2012
Jayendrakumar J. Shah

/s/ Meena J. Shah	Director	June 7, 2012
Meena J. Shah

/s/ Bobby G. Williams	Director	June 7, 2012
Bobby G. Williams